UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2019

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

1000 Urban Center Drive, Suite 501

Birmingham, AL 35242

(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code: (205) 969-3755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share, of Medical Properties Trust, Inc.	MPW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2019, Medical Properties Trust, Inc., a Maryland corporation (the “Company”), MPT Operating Partnership, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), and MPT Australia Realty Trust, a subsidiary trust of the Operating Partnership organized and existing under the laws of Australia (the “Australian Borrower”) with Evolution Trustees Limited (ABN 29 611 839 519), an Australian public company, as trustee, entered into a syndicated facility agreement (the “Facility Agreement”) with Bank of America, N.A., as Administrative Agent, and the several lenders from time to time parties thereto. The Company, the Operating Partnership and the Australian Borrower intend to use proceeds under the new facility to finance, in part, the previously announced acquisition by affiliates of the Company of eleven Australian hospitals currently operated by Healthscope Ltd (the “Transactions”).

The Facility Agreement provides for an AUD1.2 billion delayed draw term loan facility (available in up to four draws). After the closing date, the Operating Partnership and the Australian Borrower may request incremental term loan commitments in an aggregate amount not to exceed AUD550 million. The maturity date of the facility is May 23, 2024. The Operating Partnership and the Australian Borrower may prepay loans under the Facility Agreement at any time, subject to certain notice requirements.

The applicable margin for term loans under the facility will be adjustable based on a pricing grid from 0.85% to 1.65% dependent on current credit rating. An unused line fee of 0.25% will accrue on the undrawn amount of the facility until the earlier of (a) the six month anniversary of closing, (b) the date of the fourth delayed draw borrowing and (c) the termination of all delayed draw commitments.

The Facility Agreement contains customary financial and operating covenants, including covenants relating to total leverage ratio, fixed charge coverage ratio, secured leverage ratio, consolidated adjusted net worth, unsecured leverage ratio, unsecured interest coverage ratio and covenants restricting the incurrence of debt, imposition of liens, the payment of dividends, and entering into affiliate transactions. The Facility Agreement also contains customary events of default, including among others, nonpayment of principal or interest, material inaccuracy of representations and failure to comply with covenants. If an event of default occurs and is continuing under the Facility Agreement, the entire outstanding balance may become immediately due and payable.

Borrowings under the Facility Agreement are guaranteed by the Company pursuant to a Guarantee Agreement in favor of Bank of America, N.A., as Administrative Agent.

Some of the lending banks and their respective affiliates have in the past provided, are currently providing, and/or in the future may provide, investment banking, commercial lending and financial advisory services to the Company and its affiliates in the ordinary course of business for which they received, or may receive, customary fees and reimbursement of expenses.

In addition, on May 23, 2019, the Company, the Operating Partnership, JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders party thereto entered into an amendment (the “First Amendment”) to the Amended and Restated Revolving Credit and Term Loan Agreement, dated February 1, 2017, between the Company, the Operating Partnership, JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders from time to time parties thereto. The First Amendment amends certain covenants and definitions in connection with the Transactions.

The foregoing descriptions of the Facility Agreement and First Amendment do not purport to be complete and are qualified in their entirety by reference to the full terms and conditions of the Facility Agreement and First Amendment, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company’s annual meeting of stockholders was held on May 23, 2019. At the annual meeting, all the director nominees were elected and all of the proposals considered at the annual meeting were approved. Set forth below are the final voting results for each matter voted upon, including the number of votes that were cast for and against each nominee or proposal, and the number of abstentions and broker non-votes, as applicable.

Proposal 1: The election of seven directors for the ensuing year:

Nominee:	For:	Against:	Abstentions:	Broker Non-Votes:
Edward K. Aldag, Jr.	283,890,342	4,814,648	959,183	72,893,804
G. Steven Dawson	282,146,336	7,116,490	401,347	72,893,804
R. Steven Hamner	257,485,970	31,788,752	389,451	72,893,804
Elizabeth N. Pitman	287,983,695	1,325,585	354,893	72,893,804
D. Paul Sparks, Jr.	281,716,395	7,557,042	390,736	72,893,804
Michael G. Stewart	287,617,320	1,633,856	412,997	72,893,804
C. Reynolds Thompson, III	283,991,568	5,275,739	396,866	72,893,804

Proposal 2: A proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2019:

For:	Against:	Abstentions:	Broker Non-Votes:
356,048,219	5,747,258	762,500	–

Proposal 3: A proposal for a non-binding, advisory resolution regarding executive compensation:

For:	Against:	Abstentions:	Broker Non-Votes:
266,144,689	22,302,010	1,217,474	72,893,804

Proposal 4: A proposal to approve the Medical Properties Trust, Inc. 2019 Equity Incentive Plan:

For:	Against:	Abstentions:	Broker Non-Votes:
276,568,024	12,218,198	877,951	72,893,804

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: May 28, 2019

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer
of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: May 28, 2019